For immediate release

MILLER ENERGY ENTERS INTO $175 MILLION SECOND LIEN CREDIT FACILITY AND CLOSES NORTH FORK ACQUISITION

KNOXVILLE, Tenn. - (February 5, 2014) - Miller Energy Resources (“Miller”) (NYSE: MILL) announced today that it has entered into a $175 million second lien credit facility with Apollo Investment Corporation (NASDAQ: AINV) and Highbridge Principal Strategies and has closed the previously-announced acquisition of the North Fork Unit.
The new credit facility was fully drawn at closing, with $75.3 million used to refinance Miller’s previous credit facility, $56.6 million used to finance the acquisition of the North Fork Unit and the remainder available for general corporate purposes and expenses.
The second lien credit facility contains the following key terms:

•	Principal amount: $175 million issued at 98.0% of face value

•	Senior debt: ability to insert up to $100 million of first lien senior debt

•	Interest rate: LIBOR plus 9.75%, with a 2.0% LIBOR floor

•	Maturity: four years, provides for extension for an additional year following the closing of a first lien facility

•	Covenants: customary second lien covenants, including the following: leverage ratio, interest coverage ratio, current ratio and change of management control

•	Share repurchase: $25 million of proceeds are available to repurchase shares, subject to the terms of the facility
In addition, Miller secured the ability to pay the prepayment premium for the previous facility’s Tranche A loans in four quarterly payments starting June 30, 2014 and ending March 31, 2015. No prepayment premium for the 9.0% Tranche B loans was required.
The North Fork Unit is currently producing approximately 7.0 MMCFD (1,167 BOEPD) which is being sold under the acquired ENSTAR contract at a fixed price of $7.00 per MCF. Following closing of the acquisition with the seller group, Miller has begun the process of having its wholly owned subsidiary, Cook Inlet Energy, LLC (“CIE”) designated as the operator of the North Fork Unit and obtaining State approval of the transfer of the leases to CIE.

A Ryder Scott reserve report as of October 1, 2013 indicated the following reserve PV-10 values for the North Fork Unit:

•	Proved, probable and possible PV-10 of $334.7 million

•	Proved and probable PV-10 of $186.1 million

•	Proved PV-10 of $94.5 million

•	Proved developed PV-10 of $67.9 million
“The new second lien credit facility provides the necessary capital to execute our near-term plan and close the acquisition of North Fork at a reduced cost versus the previous facility, while retaining the flexibility to add senior capital at an even lower rate,” stated Scott M. Boruff, Chief Executive Officer of Miller. “The terms, flexibility and size of this transaction illustrate the value of our close relationship with Apollo and our ability to attract world-class new investors, such as Highbridge. Over the past five years, we have continually demonstrated our ability to lower our cost of capital and execute on our drilling plan, while consistently delivering excess returns to our equity holders compared to our peers.”

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments including secured and unsecured loans, mezzanine investments and/or equity in private middle market companies. The Company may also invest in the securities of public companies and structured products such as collateralized loan obligations. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

About Highbridge Capital Management

Highbridge Principal Strategies is a subsidiary of Highbridge Capital Management, an alternative investment management organization founded in 1992. The company has developed a diversified investment platform comprising hedge funds, traditional investment management products, and credit and equity investments with longer-term holding periods. Highbridge and its affiliates manage approximately $32 billion in capital for many of the world’s most prominent institutional investors, public and corporate pension funds, endowments, foundations, family offices and high net worth individuals. The Firm is based in New York with offices in Hong Kong and London and employs (with its affiliates) over 465 people, including more than 160 investment professionals.
About Miller Energy Resources

Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Derek Gradwell
MZ Group
SVP, Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.com
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